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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 1998 relating to the consolidated statements of income, cash flows and changes in partners' capital as of and for the year ended December 31, 1997, which appear in Kaneb Pipe Line Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
Dallas, Texas
August 25, 2000